UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2026

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jack Stover as Executive Chairman and Chief Executive Officer

On July 20, 2026, in anticipation of closing the transaction described in Item 8.01 below, the Board of Directors of the Company (the “Board”) appointed Mr. Jack Stover, a director of the Company, as Executive Chairman of the Board and Chief Executive Officer, with the primary responsibility for closing the transaction and leading the combined public diagnostics platform effective July 21, 2026.

The information regarding Mr. Stover previously disclosed in connection with his appointment as a director remains accurate, and there have been no transactions since that time that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Ben Hwang as President; Resignation as Director

In connection with the appointment of Mr. Stover, Ben Hwang, PhD, the former CEO and Chairman of the Board, has been appointed as President and Director of the Company effective as of July 21, 2026 and will be principally responsible for efficient expense management, managing operations, and raising near-term working capital to support Company operations through closing of the transaction described in Item 8.01 below.

The information regarding Dr. Hwang previously disclosed in connection with his appointment as a director remains accurate, and there have been no transactions since that time that would require disclosure under Item 404(a) of Regulation S-K.

On July 26, 2026, Dr. Hwang resigned from the board of directors effective immediately while retaining his role as President. Dr. Hwang’s resignation from the board of directors does not result from any dispute with the company.

Appointment of Liviu Goldenberg as Director

On July 26, 2026, to fill the vacancy to the board left by Dr. Hwang’s resignation, the Board unanimously elected Mr. Liviu Goldenberg as an independent director to serve until his successor shall have been duly elected and qualified or until his earlier resignation or removal.

Mr. Goldenberg has more than 30 years of global leadership experience overseeing complex operations, technology adoption, and enterprise transformation, with particular expertise in technology-enabled manufacturing, artificial intelligence and Industrial Internet of Things ("IIoT") platforms, sustainability, capital deployment, and risk oversight. During the past five years, Mr. Goldenberg has served as a Marketing and Implementation Consultant to Jeanologia, a Spain-based global technology leader in sustainable industrial processes and software, since 2020, where he advises leadership on technology deployment, sustainability strategy, and market expansion and supports the development of the Jeanologia Engineering Lab at the Fashion Institute of Technology in New York. Since 2020, he has also served as a U.S. Partner of KFactory, an Industry 4.0, artificial intelligence, and IIoT platform company, advising on capital raising, go-to-market strategy, and enterprise adoption of AI-driven manufacturing solutions across the industrial, automotive, food, and chemical sectors. Since 2013, Mr. Goldenberg has served as a Director of Jassin Consulting Group, where he advises companies on corporate strategy, mergers and acquisitions, global operations, and governance alignment. He has also served since 2002 as President of BLM Sourcing Inc., a global consultancy he founded that advises on technology-enabled operations, risk management, and supply chain governance.

Prior to founding BLM Sourcing Inc., Mr. Goldenberg served in an executive sourcing and operations capacity at Passport Brands Inc. (Marithe & Francois Girbaud) from 2007 to 2013, where he had enterprise oversight of operations, finance interface, human resources, logistics, and systems; improved gross margins by ten points through strategic sourcing and operational transformation; and led global supplier governance across Asia, Europe, and the Americas. Earlier in his career, he held senior management and ownership positions across the retail, wholesale, and manufacturing industries, including as co-owner of Hilltex Inc., where he was responsible for sourcing and production, and as a private label manufacturer for brands including Bill Blass, Red Cats USA, and Esprit.

Mr. Goldenberg's qualifications, attributes, and skills relevant to his service as a director include his expertise in technology and digital transformation (including artificial intelligence, IIoT, and automation), sustainability, environmental, social, and governance ("ESG") matters and circular systems, audit and financial oversight, enterprise risk and supply chain resilience, corporate strategy and market expansion, and mergers and acquisitions, strategic alliances, and capital allocation. Mr. Goldenberg holds a Bachelor of Science degree in Civil Engineering from the University of Maryland, College Park.

There is no arrangement or understanding between Mr. Goldenberg and any other person pursuant to which Mr. Goldenberg was appointed as a director. In addition, there are no family relationships between Mr. Goldenberg and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Mr. Goldenberg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 27, 2026, the Company issued a press release announcing the signing of the non-binding term sheet described in Item 8.01 below and leadership updates described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Non-Binding Term Sheet

On July 27, 2026, Profusa, Inc. (the “Company”) entered into a non-binding term sheet with a privately held commercial-stage health diagnostics and toxicology testing company (the “Target”) for the acquisition of the Target by the Company. The transaction is expected to create a publicly traded health diagnostics company. The proposed transaction is subject to customary closing conditions, including completion of due diligence, negotiation and execution of definitive agreements, receipt of required stock exchange and regulatory reviews and/or approvals, receipt of any required third-party approvals, completion of contemplated debt conversions, receipt of the Target’s audited financial statements, and other conditions to be set forth in the definitive agreements. It is expected that certain aspects of the acquisition will require the approval of the Company’s shareholders, and that a proxy statement will be filed with the U.S. Securities and Exchange Commission in connection with the solicitation of such shareholder approval. The non-binding term sheet does not obligate either party to consummate the transaction, and there can be no assurance that the parties will enter into definitive agreements or that the proposed transaction will be completed on the terms currently contemplated, within the anticipated timeframe, or at all.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated July 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 27, 2026	Profusa, Inc.

	By:	/s/ Jack Stover
	Name:	Jack Stover
	Title:	Chief Executive Officer

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